UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2013

CECO Environmental Corp.

(Exact Name of registrant as specified in its charter)

Delaware	000-7099	13-2566064
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4625 Red Bank Road, Cincinnati, OH	45227
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 513-458-2600

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

EXPLANATORY NOTE

CECO Environmental Corp. (the “Company”) filed a report on Form 8-K on August 30, 2013 (the “Original 8-K”) to report, among other things, the completion of its acquisition of Met-Pro Corporation (“Met-Pro”). This Current Report on Form 8-K/A amends Item 9.01 of the Original Form 8-K to include the required financial statements and to present certain unaudited pro forma financial information in connection with the acquisition, which unaudited pro forma financial information is filed as an exhibit hereto.

CAUTIONARY LANGUAGE CONCERNING FORWARD-LOOKING STATEMENTS

Information set forth in this filing contains financial estimates and other forward-looking statements that are subject to risks and uncertainties, and actual results may differ materially. A discussion of factors that may affect future results is contained in the Company’s filings with the Securities and Exchange Commission. Except as required by law, the Company disclaims any obligation to update or revise statements contained in this filing based on new information or otherwise.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The audited consolidated financial statements of Met-Pro as of and for the year ended January 31, 2013 contained in pages 28 through 59 and page 61 of Met-Pro’s Annual Report on Form 10-K for the year ended January 31, 2013, and the unaudited condensed consolidated financial statements of Met-Pro as of and for the quarter ended April 30, 2013 contained in pages 1 through 18 of Met-Pro’s Quarterly Report on Form 10-Q for the quarterly period ended April 30, 2013, are incorporated herein by reference.

(b) Pro forma financial information.

The unaudited pro forma condensed combined financial information relating to the Company’s acquisition of Met-Pro is filed as Exhibit 99.1 to this Current Report on Form 8-K/A and is incorporated herein by reference.

(d) Exhibits.

Exhibit No.	Description

15.1	Awareness Letter of Marcum LLP.

23.1	Consent of Marcum LLP, Independent Registered Public Accounting Firm.

99.1	Unaudited Pro Forma Condensed Combined Financial Information.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 13, 2013	CECO ENVIRONMENTAL CORP.

	By:	/s/ Neal E. Murphy
Neal E. Murphy
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

15.1	Awareness Letter of Marcum LLP.

23.1	Consent of Marcum LLP, Independent Registered Public Accounting Firm.

99.1	Unaudited Pro Forma Condensed Combined Financial Information.

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